UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
September 14, 2006

Unify Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2101 Arena Boulevard Sacramento, California 95834
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(916) 928-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 14, 2006, the registrant, Unify Corporation (“Unify” or the “Company”) announced that it has entered into an agreement (the “Purchase Agreement”) with Halo Technology Holdings, Inc. (“Halo”) pursuant to which Unify will acquire Halo’s subsidiary, Gupta Technologies, LLC and Halo will acquire the Insurance Risk Management (IRM) division and ViaMode software product of Unify as part of a simultaneous transaction.  In addition to the business unit and product, Unify will pay to Halo 5,000,000 shares of Unify common stock, $5,000,000 in cash, and warrants to acquire 750,000 shares of Unify stock.

In addition, Unify and Halo announced that they have terminated the Agreement and Plan of Merger, as amended (the “Merger Agreement”) entered into by Halo and Unify on March 14, 2006. A copy of the press release issued by Unify on September 14, 2006 with regard to these transactions is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information required by Items 1.01 and 1.02 will be filed in a separate Current Report on Form 8-K. A copy of the Merger Agreement and its amendments were filed as Exhibits to Halo’s Current Reports on Form 8-K filed March 20, 2006, May 31, 2006 and July 11, 2006.

This press release contains “forward-looking statements” as that term is defined in Section 21E of the Securities Exchange Act of 1934 as amended. Forward looking statements are denoted by words such as “anticipates”, “expects”, “intends”, “plans”, “believes”, “seeks”, “estimates”, and other variations of such words and similar expressions are intended to identify such forward-looking statements. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the Company’s forward looking statements. Such risks and uncertainties include, but are not limited to the possibility that the transaction will not close on he terms described or at all, that Unify will not be able to arrange financing for the transaction, or that other conditions to the transaction will fail.   In addition, Unify’s forward looking statements should be considered in the context of other risks and uncertainties discussed in the Company’s SEC filings available for viewing on its web site at “Investor Relations,” “SEC filings”

Item 9.01          Financial Statements and Exhibits.

               (c)       Exhibits.

Exhibit No.	Description

99.1	Press release dated September 14, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2006

By:	/s/ Steven Bonham

Steven Bonham
Vice President and CFO
(Principal Financial and Accounting Officer)

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